                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT

          THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of the 5th day of May 1997 by and between General Electric Capital Corporation, a New York corporation (the "Selling Stockholder"), and Kaynar Holdings Inc., a Delaware corporation ("Holdings").

     WHEREAS, Holdings proposes to merge its wholly-owned subsidiary, Kaynar Technologies Inc., a Delaware corporation ("Kaynar"), into itself, with Holdings as the surviving corporation, and immediately thereafter Holdings proposes to change its name to Kaynar Technologies Inc. (the
"Reorganization"); and

     WHEREAS, immediately following the Reorganization, Holdings proposes to sell up to 2,100,000 shares of its Common Stock, par value $0.01 per share (the "Shares"), to several underwriters pursuant to the Underwriting Agreement dated the date hereof (the "Underwriting Agreement") among Holdings, the Selling Stockholder and Lehman Brothers Inc. and PaineWebber Incorporated, as representatives of the underwriters named therein (the "Underwriters");

     NOW, THEREFORE, in consideration of the foregoing premises and of the covenants set forth herein, the Selling Stockholder and Holdings hereby agree as follows:

                                    AGREEMENT

     1. Holdings shall indemnify and hold harmless the Selling Stockholder, its officers and employees and each person, if any, who controls the Selling Stockholder within the meaning of the Securities Act of 1933, as amended (as so amended, the "Securities Act") or the Securities Exchange Act of 1934, as amended (as so amended, the "Exchange Act"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which the Selling Stockholder, or any officer, employee or controlling person of the Selling Stockholder, may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Prospectus dated April 11, 1997 (the "Preliminary Prospectus"), the Registration Statement on Form S-1 (Registration No. 333-22345) (the "Registration Statement") or in any amendment or supplement thereto (other than any statement of a material fact contained in the description of the financing arrangements included in the circled material on the six pages of the Preliminary Prospectus attached hereto as Exhibit A and any information furnished by the Underwriters and described in

Section 10(f) of the Underwriting Agreement) or (B) in any blue sky application or other document prepared or executed by Holdings (or based upon any written information furnished by Holdings) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or in any amendment or supplement thereto (other than any material fact omitted from the description of the financing arrangements included in the circled material on the six pages of the Preliminary Prospectus attached hereto as Exhibit A and any information furnished by the Underwriters and described in Section 10(f) of the Underwriting Agreement), or in any Blue Sky Application, of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Selling Stockholder in connection with, or relating in any manner to, the Shares or the offering contemplated by the Preliminary Prospectus, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that Holdings shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Selling Stockholder through its gross negligence or willful misconduct), and shall reimburse the Selling Stockholder and each officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Selling Stockholder, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement or in any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to Holdings by or on behalf of the Selling Stockholder specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which Holdings may otherwise have to the Selling Stockholder or to any officer, employee or controlling person of the Selling Stockholder.

     2. The Selling Stockholder agrees, subject to the limitations set forth in Paragraph 6 hereof, to indemnify and hold harmless Holdings, its officers and employees and each person, if any, who controls Holdings within the meaning of the

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Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Shares), to which Holdings, or any officer, employee or controlling person of Holdings, may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability or action arise out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus or any amendment or supplement thereto, in conformity with information provided in writing by the Selling Stockholder to Holdings specifically for use therein and will reimburse Holdings and each such controlling person for any legal or other expenses reasonably incurred by Holdings in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, that the Selling Stockholder will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Holdings specifically for use therein or (ii) if such statement or omission was contained or made in the Preliminary Prospectus and corrected in an amendment or supplement thereto.

     3. Promptly after receipt by an indemnified party under this Agreement of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Agreement except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     4. If the indemnification provided for in this Agreement shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Paragraphs 1 or 2 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Holdings and the Selling Stockholder, respectively, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative faults of Holdings and the Selling Stockholder, respectively, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Holdings and the Selling Stockholder with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by each of Holdings and the Selling Stockholder, bear to the total gross proceeds from the offering of the Shares, in each case as set forth in the table on the cover page of the final prospectus. The relative fault shall be determined by reference to whether

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the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Holdings or the Selling Stockholder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Holdings and the Selling Stockholder agree that it would not be just and equitable if contributions pursuant to this Paragraph 4 were to be determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 4 shall be deemed to include, for purposes of this Paragraph 4, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5. The Selling Shareholder confirms and Holdings acknowledges that the circled material on the nine pages attached hereto as Exhibit B is a full, complete and correct record of all the written information which the Selling Stockholder has furnished to Holdings expressly for use in the Registration Statement, the Preliminary Prospectus and any further amendments or supplements thereto, filed with respect to the registration of the Shares (including 300,000 Shares reserved for the underwriters' over-allotment option).

     6. Notwithstanding any of the provisions of this Agreement and the Underwriting Agreement, the Selling Stockholder's liability to Holdings and its officers, employees and controlling persons, together with the Selling Stockholder's liability to the Underwriters and their respective officers, employees and controlling persons under the Underwriting Agreement, shall not exceed the net proceeds received by the Selling Stockholder from the sale of the Shares being sold by the Selling Stockholder to the Underwriters, and in no event shall Holdings have any right of contribution from the Selling Stockholder for liability which Holdings may have to the Underwriters, their officers, employees and controlling persons pursuant to the Underwriting Agreement, except under the circumstances which give rise to liability by the Selling Stockholder under Paragraph 2 hereof.

          IN WITNESS WHEREOF, the Selling Stockholder and Holdings have caused this Indemnification and Contribution Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                         KAYNAR HOLDINGS INC.



                         By:  /s/ David A. Werner
                            -------------------------------
                            Name:  David A. Werner
                            Title: Vice President


                         GENERAL ELECTRIC CAPITAL CORPORATION



                         By: /s/  Michael A. Gaudino
                            -------------------------------
                            Name:
                            Title: Authorized Signatory


                                     S-1